Exhibit 99.1

FOR IMMEDIATE RELEASE:

December 29, 2009

Media Contact:

Roger Johnson, Overstock.com, Inc.

+1 (801) 947-4430

rojohnson@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Engages KPMG as Auditor

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK) today announced that its Audit Committee engaged KPMG as the company’s independent registered public accounting firm of record for the fiscal year ending December 31, 2009.  KPMG will conduct an integrated audit of the company’s 2009 financial statements, including review of the company’s quarterly information for the periods ending March 31, 2009, June 30, 2009 and September 30, 2009.

“It is nice to be back with a Big Four accounting firm,” said Jonathan Johnson, President of Overstock.com.  “We are pleased to have the resources and professionalism that KPMG brings as our auditors.  We will work closely with them to timely file our 2009 Form 10-K.  In the meantime, we remain in discussions with the SEC to answer the staff’s questions on the accounting matters that lead to our filing an unreviewed Form 10-Q for Q3.”

Overstock.com’s Audit Committee dismissed Grant Thornton, its previous auditors, in November when Grant Thornton advised the company that they had revised their position on how the company should have recorded a $785,000 asset in 2008, and, that as a result of this revised accounting position, Grant Thornton would be unable to complete their review of the company’s Q3 2009 financial statements unless the company amended its previous 2009 quarterly filings and restated our 2008 financial results.  (For a more detailed explanation of the facts and circumstances leading to the dismissal of Grant Thornton, see the company’s November 16 press release at http://investors.overstock.com/phoenix.zhtml?c=131091&p=irol-newsArticle&ID=1356035&highlight and the company’s November 24 press release at http://investors.overstock.com/phoenix.zhtml?c=131091&p=irol-newsArticle&ID=1359165&highlight.)

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global

Market System and can be found online at http://www.overstock.com. Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.”

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Overstock.com® is a registered trademark of Overstock.com, Inc.  Any other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including statements regarding the timing of future filings with the SEC.  Our Form 10-K/A for the year ended December 31, 2008 our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.